Exhibit 10.21

***Text Omitted and Filed Separately with
Standard TUFTS MC Form Sponsored Research Agreement	the Securities and Exchange Commission.
Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 230.406.

SPONSOR:	TRACON Pharmaceuticals, Inc.
SPONSOR CONTACT:	Charles Theuer, MD, PhD
PRINCIPAL INVESTIGATOR:	[…***…]
TUFTS MC CONTACT:	Frederick M. Frankhauser, JD, MBA

SPONSORED RESEARCH AGREEMENT

This Sponsored Research Agreement (together with Exhibits A, B, C and D the “Agreement”) is effective as of December 16, 2014 (“Effective Date”) by and between the Tufts Medical Center, Inc., a not-for-profit Massachusetts corporation having offices at the 800 Washington Street, Box 817, Boston, MA 02111 (“Tufts MC”), and TRACON Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 8910 University Center Lane, Suite 700, San Diego, CA 92122 (“Sponsor”).

1.            Background.  Sponsor desires to have Tufts MC undertake a research project in accordance with the scope of work described in Exhibit A attached hereto.  The performance of such research is of mutual interest to Sponsor and Tufts MC, and is consistent with the research goals of Tufts MC as a non-profit, tax-exempt institution.

2.            The Research.  Tufts MC agrees to use its reasonable efforts to perform the research program described in Exhibit A (the “Research”).

2.1                      Research Term.  The term for performance of the Research will begin with the Effective Date and continue for a period of four months (“Research Term”) and may be extended only by written agreement signed by authorized representatives of the parties.

2.2                    Personnel.  The Research will be conducted under the direction of […***…], (“Principal Investigator”) at the Tufts MC. Sponsor’s technical representative responsible for scientific oversight will be Charles Theuer or such other representative as Sponsor may subsequently designate in writing.

2.3                     Reports.  Upon completion of the Research, Principal Investigator will provide Sponsor with a written final report summarizing the Research results (the date of delivery of such final report, the “Delivery Date”).  Sponsor shall have the right to use any and all data contained in the written final report of the Research for any purpose contained in the field as described in the Exclusive License Termsheet (Exhibit D).  Tufts MC shall own the data from or results of the Research.

2.4                      Materials.  Sponsor will provide certain materials and related information described in Exhibit A attached hereto (“Sponsor Materials”) to the Principal Investigator at Tufts MC for use in the Research.  Tufts MC hereby acknowledges that, as between Sponsor and Tufts MC, Sponsor is the sole owner or licensee of the Sponsor Materials. Tufts MC shall use the Sponsor Materials, and any information and other materials directly

***Confidential Treatment Requested

derived therefrom, solely for the Research.  Tufts MC shall not use the Sponsor Materials, or any information or other materials directly derived therefrom, for any other purpose. Tufts MC shall comply with all laws and governmental rules, regulations and guidelines which are applicable to the Sponsor Materials or the use thereof.  Tufts MC shall not transfer the Sponsor Materials, or any information or other materials directly derived therefrom, to any third party without the prior express written consent of Sponsor. Tufts MC shall limit transfer and disclosure of the Sponsor Materials, and any information or other materials on a need to know basis, as reasonably necessary for the Research, to its employees and agents who are bound in writing with Tufts MC to hold in confidence and not make use of the Sponsor Materials, and such information and other materials, for any purpose other than such purpose. Tufts MC shall notify Sponsor promptly upon discovery of any unauthorized use or disclosure of the Sponsor Materials.  Tufts MC hereby acknowledges that the Sponsor Materials are experimental in nature and that they are provided “AS IS.”  SPONSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SPONSOR MATERIALS OR THE USE THEREOF.  Tufts MC’s use and evaluation of the Sponsor Materials shall be at its own risk. Tufts MC shall hold harmless and indemnify Sponsor against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) of every kind arising from the use by Tufts MC of the Sponsor Materials, unless such claims arise as a direct result of the gross negligence or willful misconduct of Sponsor.

Tufts MC will provide certain materials and related information described in Exhibit A attached hereto (“Tufts MC Materials”) to Sponsor for use in the Research.  Sponsor hereby acknowledges that, as between Sponsor and Tufts MC, Tufts MC is the sole owner or licensee of the Tufts MC Materials. Sponsor shall use the Tufts MC Materials, and any information and other materials directly derived therefrom, solely for the Research.  Sponsor shall not use the Tufts MC Materials, or any information or other materials directly derived therefrom, for any other purpose. Sponsor shall comply with all laws and governmental rules, regulations and guidelines which are applicable to the Tufts MC Materials or the use thereof.  Sponsor shall not transfer the Tufts MC Materials, or any information or other materials directly derived therefrom, to any third party without the prior express written consent of Tufts MC. Sponsor shall limit transfer and disclosure of the Tufts MC Materials, and any information or other materials on a need to know basis, as reasonably necessary for the Research, to its employees and agents who are bound in writing with Sponsor to hold in confidence and not make use of the Tufts MC Materials, and such information and other materials, for any purpose other than such purpose. Sponsor shall notify Tufts MC promptly upon discovery of any unauthorized use or disclosure of the Tufts MC Materials.  Sponsor hereby acknowledges that the Tufts MC Materials are experimental in nature and that they are provided “AS IS.”  TUFTS MC MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TUFTS MC MATERIALS OR THE USE THEREOF.  Sponsor’s use and evaluation of the Tufts MC Materials shall be at its own risk. Sponsor shall hold harmless and indemnify Tufts MC against any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) of every kind arising from the use by Sponsor of the Tufts

MC Materials, unless such claims arise as a direct result of the gross negligence or willful misconduct of Tufts MC.

3.            Funding.

3.1                            Amount of Funding.  As consideration for the conduct of the Research by Tufts MC, Sponsor will fund the Research in accordance with the budget set forth in Exhibit B.  The aggregate of all payments to Tufts MC for the Research (the “Award”) will not exceed the amount set forth in Exhibit B without the prior written agreement of both parties.  Tufts MC will not be obligated to expend funds in excess of the Award to conduct the Research.  Tufts MC will not be required to submit any separate budget justification or confirmation of expenditure to Sponsor in connection with the application of the payments made by Sponsor to Tufts MC under this Agreement.  Payments made by Sponsor under this Agreement are not refundable.

3.2                            Payments.  Sponsor will make payments to Tufts MC in accordance with the payment schedule as set forth in Exhibit B.

3.3                            Equipment.  Title to equipment provided under this Agreement, or purchased or made by Tufts MC in the performance of the Research will vest in […***…].

4.            Intellectual Property.

4.1                            Pre-existing Intellectual Property. Ownership of inventions, discoveries, works of authorship and other developments existing as of the Effective Date hereof, and all patents, copyrights, trade secret rights and other intellectual property rights therein (collectively, “Pre-existing Intellectual Property”), are not affected by this Agreement, and neither party shall have any claims to or rights in any Pre-existing Intellectual Property of the other party, except as may be otherwise expressly provided in Exhibit D, upon execution between the parties. Notwithstanding the foregoing, the Pre-existing Intellectual Property of Tufts MC shall be further described in Exhibit C and shall hereinafter be referred to as “Tufts MC Pre-existing Intellectual Property”.

4.2                           Disclosure and Ownership.  Tufts MC will promptly disclose to Sponsor all inventions, discoveries, improvements, designs, processes, formulations, products, computer programs, works of authorship, databases, mask works, trade secrets, and know-how (whether or not patentable or subject to copyright or trade secret protection) first conceived or reduced to practice during the performance of the Research (each an “Invention”). Inventorship of all Inventions will be determined in accordance with United States patent law whether or not the Invention is patentable.  Ownership shall follow inventorship.  Inventions that are solely conceived or reduced to practice by employees of Tufts MC will be solely owned by Tufts MC (“Tufts MC Inventions”).  Inventions that are jointly conceived or reduced to practice by employees of Tufts MC and of Sponsor will be jointly owned (“Joint Inventions”).

***Confidential Treatment Requested

4.3                            Patents.

4.3.1                Tufts MC Inventions.  Upon Sponsor’s written request and at Sponsor’s expense, Tufts MC will cause patent applications to be filed and prosecuted on any patentable Tufts MC Invention.  Alternatively, Tufts MC may notify Sponsor of its intent to file a patent application for a patentable Tufts MC Invention.  If Sponsor does not agree, within […***…] days after such notification, to pay for the reasonable costs to file, prosecute and maintain patent application(s) covering such Tufts MC Invention, Tufts MC may file at its own expense and Sponsor will have no further rights to such Tufts MC Invention.

4.3.2               Joint Inventions.  Tufts MC and Sponsor will discuss whether to file, prosecute and maintain patent applications and patents on any Joint Invention within […***…] days after invention disclosure. If Sponsor and Tufts MC agree to file patent applications on any Joint Invention, Sponsor will, at its own expense, fie, prosecute and maintain any patent application or patent covering a Joint Invention. Sponsor and Tufts MC agree that the final decisions on the scope and content of all patent applications covering Joint Inventions and their prosecution will be made jointly by Sponsor and Tufts MC within […***…] days.  If Sponsor elects not to file a patent application for any Joint Invention, Tufts MC may, at its option, elect to file, prosecute and maintain patent applications and patents on such Joint Invention at Tufts MC’s own expense, and Sponsor will have no rights to Tufts MC’s interest in such Joint Invention, including under Sections 4.5 and 4.6 below.  As joint owners of Joint Inventions, each of Tufts MC and Sponsor may practice and grant others the right to practice Joint Inventions without the consent of or a duty of accounting to the other party, subject to Sections 4.4 and 4.5 and the parties’ Agreement identified in Exhibit D.

4.3.3              Patent Cooperation. Tufts MC will provide Sponsor with copies of all material documentation with respect to patent applications paid for by Sponsor and will consult with Sponsor with respect to the content thereof.  Sponsor agrees that final decisions on the scope and content of all patent applications covering Tufts MC Inventions and their prosecution will be made by Tufts MC.

4.4                            Licenses to Tufts MC Inventions.  Tufts MC hereby agrees to grant to Sponsor an exclusive license to use any Tufts MC Invention and Tufts MC’s ownership interest in any Joint Invention pursuant to the parties’ Agreement in Exhibit D, the “Exclusive License Termsheet”.

4.5                          Option.  Subject to Tufts MC’s obligations to the U.S. Government, Tufts MC hereby grants to Sponsor a first option to include any patentable Tufts MC Invention or to Tufts MC’s ownership interest in any patentable Joint Invention (the “Option”) in the parties’ Agreement identified in Exhibit D, the “Exclusive License Termsheet”.  The

***Confidential Treatment Requested

Option will extend for a period of […***…] days from the later of (a) the date of disclosure of the Invention to Sponsor or (b) the Delivery Date (the “Option Period”).

4.6                           Option Exercise.  In order to exercise the Option with respect to a specific Invention, Sponsor must have previously paid or reimbursed Tufts MC for the reasonable expenses incurred by Tufts MC, if any, for the patent filing, prosecution and maintenance for the identified Invention.  Sponsor will notify Tufts MC in writing prior to the end of the Option Period if it wishes to exercise the Option with respect to a specifically identified Invention.  Upon receipt of such notice, Tufts MC agrees to include Tufts MC Invention or Tufts MC’s ownership interest in any patentable Joint Invention in the negotiated terms of License Agreement identified in Exhibit D, the “Exclusive License Termsheet.”

4.7                            Licenses to Tufts MC’s Pre-existing Intellectual Property. Tufts MC hereby agrees to grant to Sponsor an exclusive, paid-up license, to use any Tufts MC’s Pre-existing Intellectual Property during the term of this Agreement in accordance with terms described in Exhibit D (“Exclusive License Termsheet”). Notwithstanding the foregoing, the parties also agree to negotiate in good faith to separately complete an exclusive royalty-bearing license to Tufts MC’s Pre-existing Intellectual Property and the terms of such an exclusive license will be based upon the Exclusive License Termsheet, and anticipate concluding such exclusive license within […***…] days after the Delivery Date.

5.                                   Confidentiality.  It is anticipated that in the performance of this Agreement, Principal Investigator, Sponsor and Tufts MC may need to disclose to each other information, which is considered confidential.  The rights and obligations of the parties with respect to such information are as follows:  “Disclosing Party” shall mean a party that discloses Confidential Information under this Agreement.  “Receiving Party” shall mean a party that receives Confidential Information under this Agreement.  “Confidential Information” refers to information of any kind, other than data from or results of the Research, which is obtained by Receiving Party from Disclosing Party, which, by appropriate marking, is identified as confidential at the time of disclosure.  In the event that Confidential Information must be provided visually or orally, obligations of confidence shall attach only to that information which is confirmed by Disclosing Party in writing within thirty (30) working days as being confidential.

For a period of five (5) years after the Effective Date of this Agreement, Receiving Party agrees to use reasonable efforts, no less than the protection given their own confidential information, to use Confidential Information received from Disclosing Party and accepted by Receiving Party only in accordance with this Section 5.

Notwithstanding the foregoing, the obligations of nondisclosure and non-use set forth above will not apply to information received by either party to this Agreement to the extent that such information:

***Confidential Treatment Requested

(a)                 was known to the Receiving Party;

(b)                thereafter becomes, through no fault of the Receiving Party, generally available to the public;

(c)               was received by the Receiving Party from a third party not under an obligation of confidentiality to the Disclosing Party; or

(d)             was independently developed by employees of the Receiving Party having no access to or knowledge of the Disclosing Party’s confidential information.

If required, Receiving Party may disclose the Disclosing Party’s confidential information to a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like information and reasonable advance notice is given to the Disclosing Party.

6.            Use of Names.  Neither party will use the name or insignia, or any adaptation thereof, of the other party, or the name of any respective employee or agent, in any form of publicity or promotion without the prior written permission of the other.  For Tufts MC, requests for permission will be directed in writing to the Director, Grants and Contracts, Tufts Medical Center, Inc., 800 Washington Street, Box 817, Boston, MA 02111. This restriction does not apply to standard internal reporting requirements of either party.

7.            Publication.  The Tufts MC participants in the Research have the right, at their sole discretion, to publish any results arising from the Research.  In order to provide SPONSOR an opportunity to determine if any such publications contain patentable Inventions or SPONSOR Confidential Information, TUFTS MC will furnish SPONSOR with a copy of any proposed publication […***…] days in advance of the proposed submission date.  If any such publication contains patentable Inventions, Tufts MC and Sponsor will cooperate regarding filing a patent application within […***…] days on such Inventions prior to publication in accordance with Section 4.3 and, at Sponsor’s request, will remove any Sponsor Confidential Information.

7.1    Filing of this Agreement. The Parties will coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or any stock exchange or governmental agency on which securities issued by a Party or its Affiliate are traded, and each Party will use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party will ultimately retain control over what information to disclose to the SEC or any stock exchange or other governmental agency, as the case may be, and provided further that the Parties will use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (or its Affiliates) will be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC or any stock exchange or other governmental agency.

8.           Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER

***Confidential Treatment Requested

WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE CONDITION, ORIGINALITY OR ACCURACY OF THE RESULTS OF THE RESEARCH OR OF ANY INVENTIONS OR PRODUCTS BASED ON OR INCORPORATING AN INVENTION, WHETHER TANGIBLE OR INTANGIBLE; OR THE OWNERSHIP, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH RESEARCH RESULTS, INVENTIONS OR PRODUCTS. NEITHER PARTY SHALL BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL OR OTHER DAMAGES SUFFERED BY THE OTHER PARTY OR ANY OTHERS RESULTING FROM THE USE OF ANY INVENTION OR PRODUCT BASED ON OR INCORPORATING AN INVENTION.

9.            Indemnification and Insurance.

9.1                            Indemnification.  Sponsor agrees to indemnify, hold harmless and defend Tufts MC and its current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, affiliates and agents and their respective successors, heirs and assigns (collectively, the “Tufts MC Indemnitees”), against any liability, damage, loss or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Tufts MC Indemnitees or any of them in connection with any claims, suits, actions, demands or judgments of any third party arising out of performance of the Research in accordance with this Agreement (“Covered Claims”). Sponsor will not be responsible for the indemnification or defense of the Tufts MC Indemnitees to the extent a Covered Claim is caused by the negligence or willful misconduct of any Tufts MC Indemnitees or any breach of this Agreement by Tufts MC.  Tufts MC will notify Sponsor of any Covered Claim hereunder and Sponsor will, at its own expense, provide attorneys reasonably acceptable to Tufts MC to defend against such Covered Claim.  The Tufts MC Indemnitees will cooperate with Sponsor and may, at Tufts MC option and expense, be represented in such action or proceeding by counsel of their own choosing.  Sponsor agrees not to settle any Covered Claim without the written consent of Tufts MC, not to be unreasonably withheld or delayed.

9.2                           Insurance. Each party will obtain and maintain, at its sole expense, a comprehensive general commercial liability insurance policy, including broad form contractual liability coverage, for obligations under this Agreement.  Such policy will have a minimum coverage in the amount of $2,000,000 per occurrence.

10.               Mutual Representations and Warranties.  Each party represents and warrants to the other party that:

(a)                   it is a corporation duly organized and existing under the laws of its state of incorporation and has the power and authority to enter into this Agreement;

(b)                  it has taken all necessary action to authorize the execution and delivery of this Agreement, and to authorize the performance of its obligations hereunder; and

(c)                   to the best of its knowledge execution and delivery of this Agreement and its performance of this Agreement will not result in any breach or violation of, or constitute a default under, any agreement instrument, judgment or order to which it is a party or by which it is bound.

11.                Expiration/Termination.

11.1                   Expiration.  This Agreement will expire thirty (30) days after the Delivery Date, unless terminated prior to such date in accordance with this Section 11 or extended by written agreement of the parties.

11.2                   Termination for Breach.  If Sponsor breaches any of its obligations under this Agreement and fails to remedy such breach within thirty (30) days after receipt of written notice thereof, Tufts MC will have the right to terminate this Agreement as well as any licenses or options granted to Sponsor hereunder.  In the event Tufts MC breaches any of its obligations under this Agreement and fails to remedy such breach within thirty (30) days after receipt of written notice thereof, Sponsor will have the option of terminating this Agreement upon written notice.

11.3                   Termination for Specific Cause.  In the event that the Principal Investigator is unavailable or unable to continue direction of the Research for a period in excess of ninety (90) days, Tufts MC will notify Sponsor and may nominate a replacement; if Tufts MC does not nominate a replacement or if that replacement is unsatisfactory to Sponsor, Sponsor may terminate this Agreement upon thirty (30) days written notice and such right to terminate will be Sponsor’s sole remedy at law or in equity therefor.

11.4                    Survival of Agreement Terms.  Sections 2.3, 4 through 10, 11.3, 11.4 and 12 of this Agreement will survive any expiration or termination of this Agreement:

12.                Miscellaneous

12.1                    Force Majeure.  Tufts MC will not be considered in breach of this Agreement to the extent any failure to perform any term or provisions is caused by any reason beyond Tufts MC’s reasonable control, or by reason of any of the following circumstances; labor or employee disturbances or disputes of any kind; accidents; laws, rules or regulations of any government (including, without imitation, export and import regulations); failure to obtain any government approval required; disease; failure of utilities, mechanical breakdowns, material shortages or other similar occurrences; civil disorders or commotions, acts of aggression, vandalism or other similar occurrences or fire, floods, earthquakes or acts of God.

12.2                    Assignments.  Neither party may assign this Agreement without the prior written consent of the other party, except that no such consent shall be required for Sponsor to assign this Agreement in connection with the transfer or sale of all or substantially all of the business of Sponsor to a third party, whether by merger, sale of stock, sale of assets or otherwise.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

12.3                   Independent Inquiry.  As between the parties, Sponsor, Tufts MC and the entities and individuals participating in the Research will all be free to engage in similar research and inquiries made independently under other grants, contracts or agreements with or involving parties other than those to this Agreement.

12.4                   Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party will not be construed as a waiver of any succeeding breach of the same or any other provision, nor will any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.

12.5                   Notices. Any notice under this Agreement will be properly addressed to the other party as set forth below and will be (a) hand delivered, (b) mailed, postage prepaid, first class, certified mail, return receipt requested, or (c) sent, shipping prepaid, receipt requested via a reputable courier service.  Either party may change its address to which notices will be sent by giving notice to the other party in accordance with the terms of this Section 12.5.

For notices and payment to Tufts MC:

Tufts Medical Center, Inc

800 Washington Street, Box 817

Boston, MA 02111

Attn: Grants and Contracts

For notices and invoices to Sponsor:

TRACON Pharmaceuticals, Inc.

8910 University Center Lane, Suite 700

San Diego, CA 92122

Attn: Chief Executive Officer

12.6                 No Agency.  Nothing herein will be deemed to constitute either party as the agent or representative of the other party or both parties as joint venturers or partners for any purpose.  Neither party will be responsible for the acts or omissions of the other party and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

12.7                   Entire Agreement.  This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto.  No waiver, alteration or modification of any of the provisions hereof will be binding unless made in writing and signed by the parties by their respective officers thereunto duly authorized. The parties have participated equally in the formation of this Agreement; the language of this Agreement will not be presumptively construed against either party.

12.8                   Severability.  In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions will not be affected, and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

12.9                   Governing Law.  The validity and interpretation of this Agreement and the legal relationship of the parties, will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of law rules or principles.

12.10           No Oral Modifications.  No change, modification, extension, termination or waiver of this Agreement, or any of its provisions, will be valid unless made in writing and signed by duly authorized representatives of the parties.

12.11           Headings.  This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.

12.12           Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Remainder of Page Left Blank Intentionally

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

Tufts Medical Center, Inc.		TRACON Pharmaceuticals, Inc.

By:	/s/ Frederick Frankhauser, JD, MBA	By:	/s/ Charles P. Theuer, M.D., Ph.D.

Name:	Frederick Frankhauser, JD, MBA	Name:	Charles P. Theuer, M.D., Ph.D.

Title:	Director, Grants and Contracts	Title:	CEO

Agreed and accepted by Principal Investigator with respect to his or her interests and obligations under this Agreement

By:	/s/ […***…]

Name:	[…***…]

Date:	12/16/14

***Confidential Treatment Requested

Exhibit A

Scope of Work

[…***…]

***Confidential Treatment Requested

[…***…]

***Confidential Treatment Requested

[…***…]

***Confidential Treatment Requested

Exhibit B

Budget and Payment Schedule

TOTAL BUDGET non-refundable [...***...] (Direct and IDC)

PAYMENT SCHEDULE
Non-refundable Full Payment Upon Execution of Agreement	[...***...]

TOTAL	[...***...]

***Confidential Treatment Requested

Exhibit C

Tufts MC Pre-existing Intellectual Property

[…***…]

***Confidential Treatment Requested

Exhibit D

Term Sheet

***Text Omitted and Filed Separately with

the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 230.406.

December 16, 2014

CONFIDENTIAL

Non-Binding Term Sheet for

Exclusive License Agreement between

Tufts Medical Center and TRACON Pharmaceuticals

Parties

This Term Sheet sets forth, in a non-binding fashion, the current expression of interest regarding a potential exclusive license agreement by and between, Tufts Medical Center (“TMC”) and TRACON Pharmaceuticals, Inc. (“Tracon”). Each of TMC and Tracon may be referred to as a “Party” and together, the “Parties.”

This term sheet is for discussion purposes only and there will be no binding agreement or contract between TMC and Tracon unless and until the Agreement (as defined below) is negotiated and executed by the authorized representatives of each Party. Notwithstanding the foregoing, the confidentiality provision in this term sheet shall be binding upon the Parties.

Definitive Agreement* * in the event the full value of the […***…] Sponsored Research Agreement is not recognized within […***…] months, the parties will negotiate Agreement to […***…].

The Parties intend in good faith to negotiate a definitive agreement (the “Agreement”) by the date that is […***…] days after the date of delivery of the final report summarizing the Research results under the Sponsored Research Agreement between the Parties (or such longer period as agreed by the Parties).

Licensed Patents and Licensed Technology

“Licensed Patents” means:

1.             […***…]

2.           […***…]

“Licensed Patents” will include any patent filings on inventions disclosed by TMC to Tracon on or prior to the effective date of the Agreement that names either […***…] or […***…] as an inventor and Tracon requests to include in the Agreement.  “Licensed Patents” also includes all divisionals, substitutions, continued prosecution applications, including requests for continued examination, continuations, continuations-in-part (to the extent entitled to the priority date of the parent application), reissues, reexaminations, extensions, substitutions and counterparts of any of the foregoing patent applications and patents issued thereon.

“Licensed Technology” means the data for Licensed Products or Licensed Technology Products in the Field of Use to be listed on an exhibit to the Agreement and which may include unpatented data arising from the Sponsored Research Agreement between the parties.

License Grant

TMC would grant to Tracon an exclusive, worldwide, royalty bearing, license to the Licensed Patents and the Licensed Technology to make, have made, use, sell, offer for sale, import, distribute and have distributed the Licensed Products (the “License”).

***Confidential Treatment Requested

1

December 16, 2014

CONFIDENTIAL

Retained Rights

TMC retains the non-exclusive, royalty-free, perpetual, irrevocable, worldwide right to practice the Licensed Patents and to use the Licensed Technology, and to allow other non-commercial entities to practice the Licensed Patents and to use the Licensed Technology, only for research, educational, scholarly purposes (including collaborations with other non-profit institutions and government entities) and for compassionate use purposes. The License shall be subject to any rights retained by the US government in the Licensed Patents.

Licensed Patented Product

A therapeutic product (i) developed or made using any product, process or method claimed by any of the Licensed Patents or (ii) the manufacture, use or sale of which product would, absent the License, infringe (or if pending claims were to issue, would infringe) any of the Licensed Patents.

Licensed Technology Product	Any product, process or method which is made, discovered, optimized, developed or validated through the use of Licensed Technology, or incorporating Licensed Technology.
Licensed Product	Any Licensed Patented Product or Licensed Technology Product.
Field of Use	Treatment of human disease.
Valid Claim

A claim of an issued and unexpired Licensed Patent, which claim has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no further appeal can be taken, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

Sublicenses

Tracon may grant sublicenses of the rights granted in the Agreement provided that such sublicensees are obligated to comply with the terms of the Agreement as applicable to such sublicense and Tracon provides TMC a copy of each such sublicense prior to execution of sublicense, and may assign the Agreement to any third party to whom Tracon sells all or substantially all of its business or assets in the Field of Use without prior written approval of TMC.

Patent Expenses

•                  “Patent Expenses” means the costs, fees and expenses incurred by TMC for the preparation, filing, prosecution and/or maintenance of the Licensed Patents.

•                  “Back Patent Expenses” means all Patent Expenses incurred by TMC prior to the effective date of the Agreement (the “Effective Date”), for which TMC has not been reimbursed by a third party. Tracon shall reimburse TMC for all Back Patent Expenses within 30 days of the Effective Date.

•                  “Ongoing Patent Expenses” means all Patent Expenses incurred by TMC from the Effective Date and during the term of the Agreement. Tracon shall reimburse TMC for […***…]% of Ongoing Patent Expenses within 30 days of receipt of invoice from TMC.  […***…] will be responsible for prosecution and maintenance of Licensed Patents and will consult regularly with […***…] and keep […***…] reasonably updated and consider in good faith […***…]’s comments and suggestions with respect to Licensed Patents.  Tracon may elect to cease reimbursement of Ongoing Patent Expenses for any particular patent or patent application within the Licensed Patents in a given country upon prior written notice to TMC, in which case such patent or patent application shall no longer be included in the Licensed Patents. For avoidance of doubt, royalty obligations shall survive as defined in the Royalty Term section of the Agreement. The Agreement will also include provisions giving Tracon the first right to enforce the Licensed Patents.

Initial License Fee	Tracon shall pay TMC a non-refundable, non-creditable payment of […***…] on the Effective Date, payable in cash.
License Maintenance Fees	Beginning on the first anniversary of the Effective Date, Tracon shall pay TMC the non-refundable, non-creditable amount of […***…] annually as a license maintenance fee

***Confidential Treatment Requested

2 of 5

December 16, 2014

CONFIDENTIAL

until First Commercial Sale of the first Licensed Product.
Milestone Payments

Tracon shall make the following payments to TMC for the first Licensed Product achieving the following development milestones (development milestone and sales milestone payments for a Licensed Product that is […***…] shall be at […***…]% of the amounts indicated):

	Development Milestone Event	Development Milestone Payment
	1. […***…]	[…***…]
	2. […***…]	[…***…]
	3. […***…]	[…***…]
	4. […***…]	[…***…]

	Sales Milestone Event	Sales Milestone Payment
	[…***….]	[…***….]
Royalties

Tracon shall pay a royalty to TMC on net sales of each Licensed Patented Product as set forth in the table below. For royalty payments for […***…] Products the royalty rate shall be at […***…]% of the royalty rates indicated below.  The Agreement shall include provisions for the deduction against the royalty due to TMC of […***…]% of any royalties, license payments, license fees or similar charges for intellectual property that is necessary for development, manufacture or commercialization of Licensed Patented Product or Licensed Technology Product due to a third party, provided that in no event shall the royalties owed to TMC in a calendar quarter be less than […***…]% for a […***…] Product or […***…]% for a […***…] Product.

	Net Sales	Royalty Rate
	1. Net Sales in a Calendar Year:	[…***…]%
Minimum Annual Royalties

•                  $[…***…] per year starting from the January 1 after First Commercial Sale and thereafter for the remainder of the Royalty Term.

•                  Non-refundable, but fully creditable against royalties due in the same calendar year.

Royalty Term

Royalties shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis during the time period during which royalties are owed (the “Royalty Term”).

The Royalty Term for a Licensed Product in a given country shall be the time period commencing on the date of First Commercial Sale of such Licensed Product in such country and ending on (a) the expiration of the last Valid Claim covering the manufacture, use in the Field of Use or sale of such Licensed Product in such country if the Licensed Product is a Licensed Patented Product but not a Licensed Technology Product, or (b) the 10th anniversary of the First Commercial Sale of such Licensed

***Confidential Treatment Requested

3 of 5

December 16, 2014

CONFIDENTIAL

Product in such country, if the Licensed Product is a Licensed Technology Product and not a Licensed Patent Product provided, however, that if (i) the Licensed Product is both a Licensed Patented Product and a Licensed Technology Product and (ii) the last Valid Claim covering the manufacture, use in the Field of Use or sale of such Licensed Product in such country expires earlier than the 10th anniversary of the First Commercial Sale of such Licensed Product in such country, the term for payment of royalties with respect to such Licensed Product shall continue until the 10th anniversary of the First Commercial Sale of such Licensed Product in such country.

Sublicense Payments

Tracon shall pay to TMC […***…]% of sublicense revenues received by Tracon in consideration of the sublicense of Licensed Patents and Licensed Technology during the term of the Agreement should such sublicense be first executed prior to […***…].  Tracon shall pay to TMC […***…]% of sublicense revenues received by Tracon in consideration of the sublicense of Licensed Patents and Licensed Technology during the term of the agreement should such sublicense be first executed after […***…].

Sublicense revenues include upfront and milestone payments and similar payments made in consideration of the Sublicense of Licensed Patents and Licensed Technology, but do not include royalty payments or similar payments (such as profit-sharing payments, in lieu of royalty payments in a given territory, for example) based on sales of Licensed Products or any payments for funding or reimbursement for costs of specific research and development activities conducted by Tracon directly attributable to Licensed Products subsequent to the execution of and pursuant to such sublicense, for the provision of goods or services at cost, for debt or equity securities, so long as said payments reflect the current fair market value of the securities, as reasonably determined by Tracon’s board of directors, or for funding or reimbursement of patent filing, prosecution and maintenance costs incurred by Tracon.  For avoidance of doubt, payments for debt or equity securities to the extent above FMV of such securities shall be included in sublicense payments.

Tracon Change of Control Payment

Upon a change of control of Tracon (to be defined in the Agreement), and assuming that the license agreement between Tracon and Tufts is still effective, Tracon or its successor shall make a one-time payment to TMC equal to […***…], capped at a maximum payment amount of […***…].

Reports	After the First Commercial Sale, Tracon shall provide quarterly reports to TMC including calculation of royalties.
Sponsored Research

Tracon shall enter into a separate Sponsored Research Agreement with TMC, on or before the Effective Date, to support on-going research activities in […***…]’s laboratory related to endoglin’s role in fibrosis.

Diligence Obligations

•                  Minimum funding obligations: Tracon shall expend funds on the development and commercialization of Licensed Products in amounts not less than the following: (a) […***…] dollars during the first two years following the Effective Date and (b) […***…] dollars during the third and fourth year following the Effective Date, (clauses (a) and (b) together, the “Development Expenditures”). Development Expenditures shall include all research and development expenditures, including sponsored research payments and contract research, regulatory expenses, and personnel and external consulting payments, in each case documented and directly relating to Licensed Products. Tracon agrees to keep Tufts MC informed on an annual basis of Development Expenditures to support Licensed Products.

•                  Tracon shall use commercially reasonable efforts at its own cost and expense to develop and commercialize the Licensed Products.

***Confidential Treatment Requested

4 of 5

December 16, 2014

CONFIDENTIAL

•                  Tracon shall achieve the following development events in accordance with the dates specified in the table below (the “Development Events”), provided that, if requested by Tracon based upon scientific or other reasons outside Tracon’s control, which request will include documentation of the reasons for such request, TMC and Tracon will meet and discuss in good faith a reasonable extension of such dates in light of such reasons:

•                  Regulatory delays

•                  Pre-clinical mechanism data (need to discuss in the context of the SRA work to be conducted)

•                  Manufacturing scale-up issues

	Development Event	Date
	[…***…]	[…***…]
	[…***…]	[…***…]
Confidentiality	This term sheet has been prepared with the understanding that its contents shall remain confidential in accordance with the confidentiality agreement between the Parties.
[…***…] SAB Position	A separate consulting agreement and equity participation agreement shall be negotiated in good faith for […***…]’s anticipated role as scientific advisory board member of Tracon fibrosis programs.
General Provisions	General provisions, including without limitation, limitation of liability, limited warranty regarding the right to grant the License, warranty disclaimer, termination, indemnity, insurance, etc.

TRACON Pharmaceuticals, Inc.	Tufts Medical Center

/s/ Charles P. Theuer, M.D., Ph.D.	/s/ Susan Blanchard

16 Dec 2014	12/16/14

Date	Date

***Confidential Treatment Requested

5 of 5